United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 14, 2026

Date of Report (date of earliest event reported)

Limoneira Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34755	77-0260692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1141 Cummings Road

Santa Paula, CA 93060

(Address of Principal Executive Offices) (Zip Code)

(805) 525-5541

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LMNR	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 14, 2026, Windfall Investors, LLC, a California limited liability company and subsidiary of Limoneira Company (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Peak Holdings, LLC, a California limited liability company (the “Buyer”) pursuant to which the Company will sell to the Buyer an eighty-percent (80%) undivided tenant-in-common interest in the Company’s real estate parcels located in Paso Robles, California consisting of (i) 724 acres of land (the “Land”), (ii) certain improvements and structures situated on the Land including, grape vines and related infrastructure, (iii) to the extent assignable without cost by the Company, certain intangible property associated with the Land including, licenses, permits, development approvals and plans, and (iv) all other rights, privileges, easements and appurtenances to the Land and improvements such as mineral rights, development rights and air rights.

The aggregate purchase price is $16,000,000, of which $10,000,000 is to be paid to the Company in cash and $6,000,000 is to be paid via promissory note delivered by the Buyer to the Company and secured by a deed of trust. An amount equal to $500,000 in cash will be deposited by the Buyer in an escrow account within three (3) business days after the execution of the Purchase Agreement as a refundable down payment (the “Deposit”). The closing of the transaction is subject to a due diligence period which expires at the close of business on July 1, 2026 (the “Due Diligence Contingency Period”). The Buyer may terminate the Purchase Agreement in its sole discretion until the closing of the Due Diligence Contingency Period. At the end of the Due Diligence Contingency Period, the Deposit shall become non-refundable, with one-half being immediately distributed to the Company in cash.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 which is incorporated herein by reference.

Item 2.06 – Material Impairments

As a result of the transactions contemplated by the Purchase Agreement, we determined on April 14, 2026 that we will recognize an impairment of property, plant and equipment to be recorded in the second quarter of fiscal year 2026, which is currently estimated to be approximately $9,300,000.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.1	Purchase and Sale Agreement, dated as of April 14, 2026, by and between Windfall Investors, LLC and Peak Holdings, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2026	LIMONEIRA COMPANY

	By:	/s/ Greg Hamm
Greg Hamm
Vice President, Chief Financial Officer and Treasurer